         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO COUNSEL TO THE BORROWER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.



                              CONVERTIBLE DEBENTURE


March 10, 2000                                                       $10,000,000

         FOR VALUE RECEIVED, LEARN2.COM, INC., a Delaware corporation (hereinafter called the "BORROWER"), hereby promises to pay to the order of RGC INTERNATIONAL INVESTORS, LDC or registered assigns (the "HOLDER") the sum of Ten Million Dollars ($10,000,000), on March 10, 2003 (the "MATURITY DATE"), and to pay interest on the unpaid principal balance hereof at the rate of six percent (6%) per annum from March 10, 2000 (the "ISSUE DATE") until the same becomes due and payable, whether at maturity or upon acceleration or otherwise. Any amount of principal or interest on this Debenture which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date thereof until the same is paid ("DEFAULT INTEREST"). Interest shall commence accruing on the Issue Date, shall be computed on the basis of a 365-day year and the actual number of days elapsed and shall be payable at the time of optional conversion of the principal to which such interest relates in accordance with
Article I below or, to the extent not converted, at maturity or upon acceleration in accordance with the terms hereof. All payments due hereunder (to the extent not converted into Common Stock, par value $0.01 per share, of the Borrower (the "COMMON STOCK") in accordance with the terms hereof) shall be made in lawful money of the United States of America or, at the option of the Borrower, in whole or in part, in shares of Common Stock valued at ninety-five percent (95%) of the average of the volume weighted average prices of the Common Stock for each Trading Day during the ten (10) consecutive Trading Day (as defined below) period ending on the Maturity Date; PROVIDED, HOWEVER, that in no event shall the Borrower be entitled to issue to the Holder shares of Common Stock to the extent, but only to the extent, that such issuance would, when aggregated with all other shares of Common Stock held by the Holder and its affiliates on the Maturity Date, result in beneficial ownership by the Holder and its affiliates of more than 9.9% of the outstanding shares of Common Stock of the Borrower, with beneficial ownership being determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and Regulations 13D-G thereunder; and, PROVIDED, FURTHER, that in no event shall the Borrower be entitled to issue to the Holder shares of Common Stock in payment of this Debenture on the Maturity Date unless (i) all of the shares of Common Stock to be so issued are then (x) authorized and reserved for issuance, (y) registered for re-sale under the Securities Act of 1933, as amended (the "1933 ACT"), by the Holder of this Debenture (or may otherwise be resold publicly without restriction) and (z) eligible to be traded on the Nasdaq National Market (the "NNM"), the Nasdaq SmallCap Market (the "NASDAQ SMALLCAP"), the New York Stock Exchange ("NYSE") or the American Stock Exchange ("AMEX") and (ii) there is not then a continuing Event of Default (as hereinafter defined) or Trading Market Redemption Event (as hereinafter defined) and such issuance would not result in the occurrence of a Trading Market Redemption Event. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Debenture. Whenever any amount expressed to be due by the terms of this Debenture is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day. Except as otherwise expressly provided herein, this Debenture may not be prepaid by the Borrower. As used in this Debenture, the term "business day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York, New York are authorized or required by law or executive order to remain closed. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Securities Purchase Agreement, dated March 10, 2000, pursuant to which this Debenture was originally issued (the "PURCHASE AGREEMENT"). For purposes hereof, the term "Debentures" shall be deemed to refer to this Debenture, all other convertible debentures issued pursuant to the Purchase Agreement and all convertible debentures issued in replacement hereof or thereof or otherwise with respect hereto or thereto.

         The following terms shall apply to this Debenture:


                          ARTICLE I. CONVERSION RIGHTS

         1.1      CONVERSION RIGHT.

                  (a) CONVERSION AMOUNT. Subject to the limitations on conversion contained herein, the Holder shall have the right from time to time, and at any time on or prior to the earlier of (i) the Maturity Date and (ii) the date of payment of the Default Amount (as defined in Article III) pursuant to
Article III or Section 1.6 hereof and (iii) the date of payment of the Optional Redemption Amount (as defined in Article IV) pursuant to Article IV, to convert all or any part of the outstanding and unpaid principal amount of this Debenture into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified, at the Conversion Price (as defined in Section 1.2 below) determined as provided herein (a "CONVERSION"); PROVIDED, HOWEVER, that in no event shall the Holder be entitled to convert any portion of this Debenture in excess of that portion of this Debenture upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debentures, the unexercised Warrants or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Debenture with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence and for purposes of the first proviso of the lead-in to this Debenture,
(i) beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso to the immediately preceding sentence and (ii) neither of such provisos may be amended without the consent of the Holder, the Borrower and a majority of the stockholders of the Borrower. The number of shares of Common Stock to be issued upon each conversion of this Debenture shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price. The term "CONVERSION AMOUNT" means, with respect to any conversion of this Debenture, the sum of (1) the principal amount of this Debenture to be converted in such conversion, PLUS (2) all accrued and unpaid interest thereon for the period beginning on the Issue Date and ending on the Conversion Date (as defined in Section 1.4 hereof), PLUS (3) Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2), PLUS (4) at the Holder's option, any amounts owed to the Holder pursuant to Sections 1.3 and 1.4(e) hereof or pursuant to Section 2(c) of that certain Registration Rights Agreement, dated as of March 10, 2000, executed in connection with the initial issuance of this Debenture and the other Debentures issued on the Issue Date (the "REGISTRATION RIGHTS AGREEMENT").

         1.2      CONVERSION PRICE.

                  (a) Subject to the provisions of Section 1.5 below, the "CONVERSION PRICE" shall be $6.00 (the "INITIAL CONVERSION PRICE") (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower's securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events).

                  (b) In the event that the average of the volume weighted average prices of the Common Stock for each Trading Day (as defined below) during the ten (10) consecutive Trading Day period ending on the one-year anniversary of the Issue Date (the "FIRST ADJUSTED CONVERSION PRICE") is less than the Initial Conversion Price, then the Conversion Price shall, beginning on the Trading Day next following the one-year anniversary of the Issue Date and at all times thereafter, equal the First Adjusted Conversion Price unless the Borrower elects, by written notice delivered to the Holder in accordance with the provisions of Article IV hereof, to redeem this Debenture pursuant to
Article IV hereof, PROVIDED, HOWEVER, that (x) if the Registration Statement (as defined in the Registration Rights Agreement) required to be filed pursuant to
Section 2(a) of the Registration Rights Agreement has not been declared effective by the SEC prior to the tenth (10th)

Trading Day immediately preceding the one-year anniversary of the Issue Date or
(y) such Registration Statement after its initial effectiveness lapses in effect or sales of all of the Registrable Securities (as defined in the Registration Rights Agreement) otherwise cannot be made thereunder, whether by reason of the Borrower's failure or inability to amend or supplement the prospectus (the "PROSPECTUS") included therein in accordance with the Registration Rights Agreement or otherwise, after such Registration Statement becomes effective (including, without limitation, during an Allowed Delay (as defined in Section 3(f) of the Registration Statement)), then the First Adjusted Conversion Price shall equal the lowest average of the volume weighted average prices of the Common Stock for each Trading Day during any ten (10) consecutive Trading Day period beginning on the tenth (10th) Trading Day immediately preceding the one-year anniversary of the Issue Date and ending on the tenth (10th) Trading Day following (i) in the case of an event described in clause (x) of this proviso, the date on which the Registration Statement is declared effective, or
(ii) in the case of an event described in clause (y) of this proviso, the date on which the Holder is first notified that sales of all of the Registrable Securities may again be made under the Prospectus. The Conversion Price (whether by reference to the Initial Conversion Price or the First Adjusted Conversion Price) shall be subject to adjustment pursuant to the provisions of Section 1.5. The "VOLUME WEIGHTED AVERAGE PRICE" for any security as of any date means the volume weighted average sale price on the NNM as reported by Bloomberg Financial Markets or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by holders of a majority in interest of the Debentures and the Borrower ("BLOOMBERG") or, if the NNM is not the principal trading market for such security, the volume weighted average sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the volume weighted average sale price of such security in the over-the-counter market on the electronic bulletin board for such security, as reported by Bloomberg, or, if no volume weighted average sale price of such security is available in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no volume weighted average sale price is reported for such security, then the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the volume weighted average price cannot be calculated for such security on such date in the manner provided above, the volume weighted average price shall be the fair market value as mutually determined by the Borrower and the holders of a majority in interest of the Debentures being converted for which the calculation of the volume weighted average price is required in order to determine the Conversion Price of such Debentures. "TRADING DAY" shall mean any day on which the Common Sock is traded for any period on the NNM, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

                  (c) In the event that the average of the volume weighted average prices of the Common Stock for each Trading Day during the ten (10) consecutive Trading Day period ending on the two-year anniversary of the Issue Date (the "SECOND ADJUSTED CONVERSION PRICE") is less than the Conversion Price then in effect, then the Conversion Price shall, beginning on the Trading Day next following the two-year anniversary of the Issue Date and at all times thereafter, equal the Second Adjusted Conversion Price unless the Borrower elects, by written notice delivered to the Holder in accordance with the provisions of Article IV hereof, to redeem this Debenture pursuant to Article IV hereof, PROVIDED, FURTHER, HOWEVER, that
(x) if the Registration Statement (as defined in the Registration Rights Agreement) required to be filed pursuant to Section 2(a) of the Registration Rights Agreement has not been declared effective by the SEC prior to the tenth
(10th) Trading Day immediately preceding the two-year anniversary of the Issue Date or (y) such Registration Statement after its initial effectiveness lapses in effect or sales of all of the Registrable Securities (as defined in the Registration Rights Agreement) otherwise cannot be made thereunder, whether by reason of the Borrower's failure or inability to amend or supplement the Prospectus included therein in accordance with the Registration Rights Agreement or otherwise, after such Registration Statement becomes effective (including, without limitation, during an Allowed Delay (as defined in Section 3(f) of the Registration Statement)), then the Second Adjusted Conversion Price shall equal the lowest average of the volume weighted average prices of the Common Stock for each Trading Day during any ten (10) consecutive Trading Day period beginning on the tenth (10th) Trading Day immediately preceding the two-year anniversary of the Issue Date and ending on the tenth (10th) Trading Day following (i) in the case of an event described in clause (x) of this proviso, the date on which the Registration Statement is declared effective, or (ii) in the case of an event described in clause (y) of this proviso, the date on which the Holder is first notified that sales of all of the Registrable Securities may again be made under the Prospectus. The Conversion Price shall thereafter be subject to adjustment pursuant to the provisions of Section 1.5.

                  (d) Notwithstanding anything to the contrary contained in this Debenture, the Conversion Price shall not be subject to an initial adjustment pursuant to Section 1.5(b) above or to a subsequent adjustment pursuant to Section 1.5(c) above if, prior to the one-year anniversary of the Issue Date or prior to the two-year anniversary of the Issue Date, as applicable, the average of the volume weighted average prices of the Common Stock for each Trading Day during any twenty (20) consecutive Trading Day period is greater than 150% of the Initial Conversion Price, so long as for at all times during such twenty (20) Trading Day period, (i) all of the shares of Common Stock issuable upon conversion of the Debentures are then (x) authorized and reserved for issuance, (y) registered for resale under the 1933 Act by the Holders of the Debentures and sales of such shares may be made thereunder (or such shares may otherwise be resold publicly without restriction) and (z) eligible to be traded on the NNM, the Nasdaq SmallCap, the NYSE or the AMEX, and
(ii) no Event of Default or Trading Market Redemption Event shall have occurred and be continuing.

         1.3 RESERVATION OF SHARES. The Borrower covenants that during the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Debenture and the other Debentures issued pursuant to the Purchase Agreement. As of the date of issuance of this Debenture, 3,333,334 authorized and unissued shares of Common Stock have been duly reserved for issuance upon conversion of this Debenture and the other Debentures issued pursuant to the Purchase Agreement (the "RESERVED AMOUNT"). The Reserved Amount shall be increased from time to time in accordance with the Borrower's obligations pursuant to Section 4(h) of the Purchase Agreement. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Debentures shall be convertible at the then applicable Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Debentures. The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Debenture and (ii) agrees that its issuance of this Debenture shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Debenture.

         If, at any time a Holder of this Debenture submits a Notice of Conversion, and the Borrower does not have sufficient authorized but unissued shares of Common Stock available to effect such conversion in accordance with the provisions of this Article I (a "CONVERSION DEFAULT"), subject to Section 5.8, the Borrower shall issue to the Holder all of the shares of Common Stock which are then available to effect such conversion. The portion of this Debenture which the Holder included in its Conversion Notice and which exceeds the amount which is then convertible into available shares of Common Stock (the "EXCESS AMOUNT") shall, notwithstanding anything to the contrary contained herein, not be convertible into Common Stock in accordance with the terms hereof until (and at the Holder's option at any time after) the date additional shares of Common Stock are authorized and duly reserved for issuance by the Borrower to permit such conversion. The Borrower shall pay to the Holder payments ("CONVERSION DEFAULT PAYMENTS") for a Conversion Default in the amount of (x) the SUM OF (1) the then outstanding principal amount of this Debenture, PLUS (2) all accrued and unpaid interest thereon through the Authorization Date (as defined below), PLUS (3) Default Interest, if any, on the amounts referred to in clauses (1) and/or (2), MULTIPLIED BY (y) .24, MULTIPLIED BY (z) (N/365), where N = the number of days from the day the Holder submits a Notice of Conversion giving rise to a Conversion Default (the "CONVERSION DEFAULT DATE") to the date (the "AUTHORIZATION DATE") that the Borrower authorizes a sufficient number of shares of Common Stock to effect conversion of the full outstanding principal balance of this Debenture. The Borrower shall use its best efforts to authorize a sufficient number of shares of Common Stock as soon as practicable following the earlier of (i) such time that the Holder notifies the Borrower or that the Borrower otherwise becomes aware that there are or likely will be insufficient authorized and unissued shares to allow full conversion thereof and (ii) a Conversion Default. The Borrower shall send notice to the Holder of the authorization of additional shares of Common Stock, the Authorization Date and the amount of the Holder's accrued Conversion Default Payments. The accrued Conversion Default Payments for each calendar month shall be paid in cash on or before the fifth (5th) day of the month following the month in which they have accrued, PROVIDED that if such amounts have not been paid in cash on or before such date, at the option of the Holder (by written notice to the Borrower), such payments shall be added to the principal amount of this Debenture, in which event interest shall accrue thereon in accordance with the terms of this Debenture and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Debenture. Nothing herein shall limit the Holder's right to pursue actual damages (to the extent in excess of the Conversion Default Payments) for the Borrower's failure to maintain a sufficient number of authorized shares of Common Stock, and each Holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief).

         1.4      METHOD OF CONVERSION.

                  (a) MECHANICS OF CONVERSION. Subject to Section 1.1 and the other provisions of this Debenture, this Debenture may be converted by the Holder in whole or in part at any time and from time to time after the Issue Date, by (A) submitting to the Borrower a duly executed notice of conversion in the form attached hereto as Exhibit A ("NOTICE OF CONVERSION") by facsimile dispatched prior to Midnight, New York City time (the "CONVERSION NOTICE DEADLINE") on the date specified therein on the Conversion Date (as defined below) (or by other means resulting in, or reasonably expected to result in, written notice to the Borrower on the date specified therein as the Conversion
Date) to the office of the Borrower; which notice shall specify the principal amount of this Debenture to be converted, the applicable Conversion Price, and the number of shares of Common Stock issuable upon such conversion; and (B) subject to Section 1.4(b), surrendering this Debenture at the principal office of the Borrower.

                  (b) SURRENDER OF DEBENTURE UPON CONVERSION. Notwithstanding anything to the contrary set forth herein, upon conversion of this Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender this Debenture to the Borrower unless the entire unpaid principal amount of this Debenture is so converted. The Holder and the Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Debenture upon each such conversion. In the event of any dispute or discrepancy, such records of the Borrower shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Debenture is converted as aforesaid, the Holder may not transfer this Debenture unless the Holder first physically surrenders this Debenture to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Holder a new Debenture of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Debenture. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture represented by this Debenture may be less than the amount stated on the face hereof

                  (c) PAYMENT OF TAXES. The Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Debenture in a name other than that of the Holder (or in street name), and the Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder's account) requesting the issuance thereof shall have paid to the Borrower the amount of any such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

                  (d) LOST OR STOLEN DEBENTURES. Upon receipt by the Borrower of evidence of the loss, theft, destruction or mutilation of this Debenture, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Borrower, and upon surrender and cancellation of this Debenture, if mutilated, the Borrower shall execute and deliver a new Debenture of like tenor and date.

                  (e) DELIVERY OF COMMON STOCK UPON CONVERSION. Upon submission of a notice of Conversion, the Borrower shall, within three business days after the Conversion Date (the "DELIVERY PERIOD"), issue and deliver (or cause its Transfer Agent so to issue and deliver) in accordance with the terms hereof and the Purchase Agreement (including, without limitation, in accordance with the requirements of Section 2(g) of the Purchase Agreement) to or upon the order of the Holder that number of shares of Common Stock for the portion of this Debenture converted as shall be determined in accordance herewith. In addition to any other remedies available to the Holder, including actual damages and/or equitable relief, the Borrower shall pay to the Holder $2,000 per day in cash for each day beyond a two-day grace period following the Delivery Period that the Borrower failed to deliver Common Stock (a "DELIVERY DEFAULT") issuable upon conversion of this Debenture pursuant to the Notice of Conversion until such time as the Borrower has delivered all such Common Stock (the "DELIVERY DEFAULT PAYMENTS"); PROVIDED, HOWEVER, in the event of a failure by the Borrower to deliver shares upon conversion as a result of a Conversion Default, the Holder shall not be entitled to receive Delivery Default Payments but shall be entitled to receive Conversion Default Payments in accordance with Section 1.3. Such Delivery Default Payments shall be paid to the Holder on or before the fifth (5th) day of the month following the month in which they have accrued, PROVIDED that if such amounts have not been paid in cash on or before such date, at the option of the Holder (by written notice to the Borrower), such payments shall be added to the principal amount of this Debenture, in which event interest shall accrue thereon in accordance with the terms of this Debenture and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Debenture.

                  In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower's Transfer Agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon written request of the Holder and its compliance with the provisions contained in Section 1.1 and in this Section 1.4, the Borrower shall use its best efforts to cause its Transfer Agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of the Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery and penalties described in the immediately preceding paragraph shall apply to the electronic transmittals described herein.

                  (f)      OBLIGATION OF BORROWER TO DELIVER COMMON STOCK.
Upon receipt by the Borrower of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Debenture shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations hereunder, all rights with respect to the portion of this Debenture being so converted shall forthwith terminate except the right to receive the

Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Borrower's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion.

                  (g) NO FRACTIONAL SHARES. If any conversion of this Debenture would result in a fractional share of Common Stock or the right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion of this Debenture shall be the next higher number of shares.

                  (h) CONVERSION DATE. The "CONVERSION DATE" shall be the date specified in the Notice of Conversion, provided that the Notice of Conversion is submitted by facsimile (or by other means resulting in, or reasonably expected to result in, written notice) to the Borrower or its Transfer Agent before Midnight, New York City time, on the date so specified, otherwise the Conversion Date shall be the first business day after the date so specified (provided that the Notice of Conversion is actually received by the Borrower or its Transfer Agent on such business day). The person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such securities as of the Conversion Date and all rights with respect to this Debenture (or portion thereof surrendered shall forthwith terminate except the rights set forth in Sections 1.4(f) and Section 1.7 hereof.

         1.5      EFFECT OF CERTAIN EVENTS.

                  (a) EFFECT OF MERGER, CONSOLIDATION, ETC. At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Borrower, the effectuation by the Borrower of a transaction or series of related transactions in which more than 50% of the voting power of the Borrower is disposed of, or the consolidation, merger or other business combination of the Borrower with or into any other Person (as defined below) or Persons when the Borrower is not the survivor shall either: (i) be deemed to be an Event of Default (as defined in Article III) pursuant to which the Borrower shall be required to pay to the Holder upon the consummation of and as a condition to such transaction an amount equal to the Default Amount (as defined in Article III) or (ii) be treated pursuant to Section 1.5(b) hereof; PROVIDED, HOWEVER, that in the event of a merger, consolidation or other business combination of the Borrower with or into any other Person when the Borrower is not the survivor but where the survivor is an entity whose common stock is traded on the NNM, the AMEX or the NYSE, such transaction shall be treated pursuant to Section 1.5(b) hereof . "PERSON" shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

                  (b) ADJUSTMENT DUE TO MERGER, CONSOLIDATION, ETC. If, at any time when this Debenture is issued and outstanding and prior to conversion of all of the Debentures, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower (each, a "CHANGE OF CONTROL TRANSACTION"), then the Holder of this Debenture shall thereafter have the right to receive upon conversion of this Debenture, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Debenture been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Debenture to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Debenture) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Borrower shall not effect any transaction described in this Section 1.5(b) unless (a) it first gives, to the extent practicable, thirty (30) days prior written notice (but in any event at least fifteen (15) business days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Debenture) and (b) the resulting successor or acquiring entity (if not the Borrower) and, if an entity different from the successor or acquiring entity, the entity whose capital stock or assets the holders of Common Stock are entitled to receive as a result of such Change of Control Transaction, assumes by written instrument the obligations of this Debenture, including this
Section 1.5(b). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

                  (c) ADJUSTMENT DUE TO DISTRIBUTION. If the Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Borrower's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a "DISTRIBUTION"), then the Holder of this Debenture shall be entitled, upon any conversion of this Debenture after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

                  (d) PURCHASE RIGHTS. If, at any time when any Debentures are issued and outstanding, the Borrower issues any convertible securities or rights to purchase stock, warrants, securities or other property (the "PURCHASE RIGHTS") pro rata to the record holders of any class of

Common Stock, then the Holder of this Debenture will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Debenture (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

                  (e) ANTIDILUTION PROVISIONS. The Conversion Price shall be subject to adjustment from time to time as provided in this Section 1.5(e).

                           (i)      ADJUSTMENT OF CONVERSION PRICE. If, and
whenever on or after the date of issuance of this Debenture, the Borrower issues or sells, or in accordance with Section 1.5(c)(ii) hereof is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the Market Price (as hereinafter defined) on the date of such issuance (or deemed issuance) of such shares of Common Stock (a "DILUTIVE ISSUANCE"), then immediately upon the Dilutive Issuance, the Conversion Price will be reduced to a price determined by multiplying the Conversion Price in effect immediately prior to the Dilutive Issuance by a fraction, (i) the numerator of which is an amount equal to the sum of (x) the number of shares of Common Stock actually outstanding immediately prior to the Dilutive Issuance, plus (y) the quotient of the aggregate consideration, calculated as set forth in Section 1.5(e)(ii) hereof, received by the Borrower upon such Dilutive Issuance divided by the Market Price in effect immediately prior to the Dilutive Issuance, and (ii) the denominator of which is the total number of shares of Common Stock Deemed Outstanding (as defined below) immediately after the Dilutive Issuance.

                           (ii)     EFFECT ON CONVERSION PRICE OF CERTAIN
EVENTS. For purposes of determining the adjusted Conversion Price under Section 1.5(e)(i) hereof, the following will be applicable:

                           A.       ISSUANCE OF RIGHTS OR OPTIONS. If the
Borrower in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities convertible into or exchangeable for Common Stock ("CONVERTIBLE SECURITIES") (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "OPTIONS") and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Market Price on the date of issuance or grant of such Options, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Options will, as of the date of the issuance or grant of such Options, be deemed to be outstanding and to have been issued and sold by the Borrower for such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Options" is determined by dividing (i) the total amount, if any, received or receivable by the Borrower as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Borrower upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

                           B.       ISSUANCE OF CONVERTIBLE SECURITIES. If the
Borrower in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options), and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Market Price on the date of issuance of such Convertible Securities, then the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Borrower for such price per share. For the purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing (i) the total amount, if any, received or receivable by the Borrower as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Borrower upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                           C.       CHANGE IN OPTION PRICE OR CONVERSION RATE.
If there is a change at any time in (i) the amount of additional consideration payable to the Borrower upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Borrower upon the conversion or exchange of any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (other than under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such change will be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

                           D.       TREATMENT OF EXPIRED OPTIONS AND UNEXERCISED
CONVERTIBLE SECURITIES. If, in any case, the total number of shares of Common Stock issuable upon exercise of any Option or upon conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such Option or to convert or exchange such Convertible Securities shall have expired or terminated, the Conversion Price then in effect will be readjusted to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof), never been issued.

                           E.       CALCULATION OF CONSIDERATION RECEIVED. If
any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this Debenture will be the amount received by the Borrower therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Borrower in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Borrower will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Borrower will be the Market Price (as defined below) thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued in connection with any acquisition, merger or consolidation in which the Borrower is the surviving corporation, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined in good faith by the Board of Directors of the Borrower.

                           F.       EXCEPTIONS TO ADJUSTMENT OF CONVERSION
PRICE. No adjustment to the Conversion Price will be made: (i) upon the exercise of any warrants, options or convertible securities granted, issued and outstanding on the date of issuance of this Debenture; (ii) upon the grant or exercise of any stock or options which may hereafter be granted or exercised under any employee benefit plan of the Borrower now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a majority of the independent members of the Board of Directors of the Borrower or a majority of the members of a committee of independent directors established for such purpose; (iii) upon the conversion of the Debentures; (iv) upon the issuance, within 180 days of the Closing Date (as defined in the Purchase Agreement), in a single transaction to a Strategic Investor (as defined below) of (A) up to $10 million of Common Stock (or securities convertible into Common Stock) for a price per share of Common Stock (or, in the case of convertible securities, having a conversion price per share of Common Stock) of not less than 80% of the Market Price in effect on the date of issuance of such Common Stock (or security convertible into Common Stock) and
(B) options or warrants to purchase up to 19.99% of the outstanding Common Stock of the Borrower at an exercise price per share of Common Stock of not less than 80% of the Market Price in effect on the date of issuance of such options or warrants; or (v) upon the issuance, simultaneous with the closing of the transactions referred to in clause (iv) above, to an executive officer of the Strategic Investor of options to purchase up to one million shares of Common Stock at an exercise price per share of Common Stock of not less than $4.00 in connection with such individual's agreement to serve on the Board of Directors of the Borrower following the closing of the transactions described in clause
(iv) above; PROVIDED, HOWEVER, that in the case of the events described in clauses (iv) and (v) hereof, if the Market Price of the Common Stock in effect on the thirtieth (30th) calendar day following the public announcement of the material terms of such transactions is less than the Market Price of the Common Stock in effect on the Trading Day immediately preceding the public announcement of the material terms of such transactions, then the Conversion Price shall be subject to adjustment effective on the later of (x) the thirtieth (30th) calendar day following the public announcement of the material terms of such transactions and
(y) the date of consummation of such transactions, in accordance with the provisions of Section 1.5(e)(i) hereof on the same basis as if the transactions set forth in clauses (iv) and (v) hereof were not excepted hereby; and PROVIDED, FURTHER, HOWEVER, that the transactions set forth in clauses (iv) and (v) hereof will not be excepted from the provisions of Section 1.5(e)(i) hereof pursuant hereto if the public announcement of the material terms of such transactions precedes the consummation of such transactions by more than seventy-five (75) calendar days. "STRATEGIC INVESTOR" shall mean a corporation (or a wholly-owned subsidiary thereof) whose capital stock is listed for trading on one of the NYSE, AMEX or NNM, has a market capitalization at the time of its investment in the Borrower of not less than $1 billion and whose principal business is advertising and marketing services (including Internet applications relating thereto).

                           (iii)    SUBDIVISION OR COMBINATION OF COMMON STOCK.
If the Borrower at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Borrower at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

                           (iv)     CERTAIN DEFINITIONS.

                           A.       "MARKET PRICE," for any security as of any
date, (i) means the average of the last reported sale prices for such security on the NNM for the five (5) Trading Days immediately preceding such date as reported by Bloomberg, L.P. ("BLOOMBERG"), or (ii) if the NNM is not the principal trading market for such security, the average of the last reported sale prices on the principal trading market for such security during the same period as reported by Bloomberg, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the fair market value as reasonably determined in good faith by (a) the Board of Directors of the Borrower or (b) at the option of a majority-in-interest of the holders of the outstanding Debentures, by an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the issuing corporation.

                           B.       "COMMON STOCK," for purposes of this Section
1.5(e), includes the Common Stock, par value $0.01 per share, and any additional class of stock of the Borrower having no preference as to dividends or distributions on liquidation, provided that the shares purchasable pursuant to this Debenture shall include only shares of Common Stock, no par value per share, in respect of which this Debenture is exercisable, or shares resulting from any subdivision or combination of such Common Stock, or any reorganization, reclassification, consolidation or merger involving the Borrower.

                           C.       "COMMON STOCK DEEMED OUTSTANDING" shall mean
the number of shares of Common Stock actually outstanding (not including shares of Common Stock held in the treasury of the Borrower), plus (x) pursuant to
Section 1.5(e)(ii)(A) hereof, the maximum total number of shares of Common Stock issuable upon the exercise of Options, as of the date of such issuance or grant of such Options, if any, and (y) pursuant to Section 1.5(e)(ii)(B) hereof, the maximum total number of shares of Common Stock issuable upon conversion or exchange of Convertible Securities, as of the date of issuance of such Convertible Securities, if any.

                  (f) NOTICE OF ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in this Section 1.5, the Borrower, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder of a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Borrower shall, upon the written request at any time of the Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Debenture.

         1.6 TRADING MARKET LIMITATIONS. Unless (i) permitted by the applicable rules and regulations of the principal securities market on which the Common Stock is then listed or traded or (ii) the Borrower has obtained approval of the issuance of Common Stock upon conversion of the Debentures in accordance with applicable law and the rules and regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Borrower or any of its securities (the "STOCKHOLDER APPROVAL"), in no event shall the total number of shares of Common Stock issued upon conversion of this Debenture and the other Debentures issued pursuant to the Purchase Agreement (including any shares of capital stock or rights to acquire shares of capital stock issued by the Borrower which are aggregated or integrated with the Common Stock issued or issuable upon conversion of the Debentures for purposes of any such rule or regulation) exceed the maximum number of shares of Common Stock that the Borrower can issue pursuant to any rule of the principal United States securities market on which the Common Stock is then traded (including Rule 4460(i) of Nasdaq) (the "MAXIMUM SHARE AMOUNT"), which, as of the Issue Date shall be 10,485,478 shares (19.99% of the total shares outstanding on the Issue Date), subject to adjustment from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the Issue Date. With respect to each Holder of Debentures, the Maximum Share Amount shall refer to such Holder's PRO RATA share thereof determined in accordance with Section 5.8 below. In the event that the sum of (i) the aggregate number of shares of Common Stock issued upon conversion of this Debenture and the other Debentures issued pursuant to the Purchase Agreement PLUS (ii) the aggregate number of shares of Common Stock that remain issuable upon conversion of this Debenture and the other Debentures issued pursuant to the Purchase Agreement, represents at least one hundred percent (100%) of the Maximum Share Amount (the "TRIGGERING EVENT"), the Borrower will use its best efforts to seek and obtain Stockholder Approval (or obtain such other relief as will allow conversions hereunder in excess of the Maximum Share Amount) as soon as practicable following the Triggering Event. If any Debentures cease to be convertible as a result of the limitations described in this Section 1.6 (a "TRADING MARKET REDEMPTION EVENT"), and the Borrower has not prior to, or within thirty (30) days of the date that such Trading Market Redemption Event arises,
(i) obtained the Stockholder Approval or (ii) eliminated any prohibition under application law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Borrower or any of its securities on the Borrower's ability to issue shares of Common Stock in excess of the Maximum Share Amount then the Borrower shall be obligated to redeem immediately all of the then outstanding Debentures, in accordance with this Section 1.6. An irrevocable redemption notice (the "TRADING MARKET REDEMPTION NOTICE") shall be delivered promptly to the Holders of Debentures at their registered address appearing on the records of the Borrower and shall state (i) that the Maximum Share Amount has been issued upon conversion of the Debentures, (ii) that the Borrower is obligated to redeem all of the outstanding Debentures, and (iii) the date of redemption, which shall be a date within five (5) business days of the earlier of (a) the date of the Trading Market Redemption Notice or (b) the date on which the Holders of the Debentures notify the Borrower of the occurrence of a Trading Market Redemption Event. On the date of redemption, the Borrower shall make payment of the Default Amount (as defined in Article III) in cash.

         1.7 STATUS AS SHAREHOLDER. Upon submission of a Notice of Conversion by a Holder, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such Holder's allocated portion of the Reserved Amount or Maximum Share Amount) shall be deemed converted into shares of Common Stock and (ii) the Holder's rights as a Holder of such converted portion of this Debenture shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Borrower to comply with the terms of this Debenture. Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Deadline with respect to a conversion of any portion of this Debenture for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Borrower) the Holder shall regain the rights of a Holder of this Debenture with respect to such unconverted portions of this Debenture and the Borrower shall, as soon as practicable, return such unconverted Debenture to the Holder or, if the Debenture has not been surrendered, adjust its records to reflect that such portion of this Debenture has not been converted. In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, the right to receive Conversion Default Payments pursuant to Section 1.3 to the extent required thereby for such Conversion Default and any subsequent Conversion Default) for the Borrower's failure to convert this Debenture.

                          ARTICLE II. CERTAIN COVENANTS

         2.1 DISTRIBUTIONS ON CAPITAL STOCK. So long as the Borrower shall have any obligation under this Debenture, the Borrower shall not, without the Holder's written consent, (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock; PROVIDED, HOWEVER, that the Borrower shall not be prohibited from distributing or issuing shares (or rights to acquire shares) of the subsidiary listed on Schedule 2.1 hereto so long as any such distribution or issuance would otherwise be subject to the provisions of Sections 1.5(c) and (d) hereof.

         2.2 RESTRICTION ON STOCK REPURCHASES. So long as the Borrower shall have any obligation under this Debenture, the Borrower shall not, without the Holder's written consent, redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Borrower or any warrants, rights or options to purchase or acquire any such shares, except for any such repurchases made by the Borrower in connection with the termination of employment of any of its employees, PROVIDED that such repurchases are (i) made at no greater than the Market Price of such shares of capital stock and (ii) approved by a majority of the Borrower's disinterested directors.

         2.3 BORROWINGS. So long as the Borrower shall have any obligation under this Debenture, the Borrower shall not, without the Holder's written consent, create, incur, assume or suffer to exist any liability for borrowed money, except (a) borrowings in existence or committed on the date hereof and of which the Borrower has informed the Holder in writing prior to the date hereof,
(b) indebtedness to trade creditors incurred in the ordinary course of business,
(c) borrowings, the proceeds of which shall be used to repay this Debenture, (d) asset-based borrowings involving accounts receivable or inventory financing or leaseholds or (e) pledges by the Borrower of the capital stock of the subsidiary listed on Schedule 2.1 hereto as collateral in connection with a BONA FIDE lending arrangement, the proceeds of which are used by the Borrower to finance the operations of such subsidiary.

         2.4 ADVANCES AND LOANS. So long as the Borrower shall have any obligation under this Debenture, the Borrower shall not, without the Holder's written consent, lend money, give credit or make advances to any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Borrower, except loans, credits or advances (a) in existence or committed on the date hereof and which the Borrower has informed the Holder in writing prior to the date hereof, (b) made in the ordinary course of business, as determined by a majority of the Borrower's disinterested directors or (c) relating to (i) the recruitment or retention of employees or (ii) transactions with joint venture partners or subsidiaries, provided that such loans, credits or advances referred to in (i) and (ii) are approved by a majority of the Borrower's disinterested directors.

         2.5 CONTINGENT LIABILITIES. So long as the Borrower shall have any obligation under this Debenture, the Corporation shall not without the Holder's written consent, assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person, firm, partnership, joint venture or corporation, except by the endorsement of negotiable instruments for deposit or collection and except assumptions, guarantees, endorsements and contingencies (a) in existence or committed on the date hereof and which the Borrower has informed the Holder in writing prior to the date hereof, (b) made in the ordinary course of business, as determined by a majority of the Borrower's disinterested directors or (c) relating to (i) the recruitment or retention of employees or (ii) transactions with joint venture partners or subsidiaries, provided that such assumptions, guarantees, endorsements and contingencies referred to in (i) and (ii) are approved by a majority of the Borrower's disinterested directors.


                         ARTICLE III. EVENTS OF DEFAULT

         If any of the following events of default (each, an "EVENT OF DEFAULT") shall occur:

         3.1 FAILURE TO PAY PRINCIPAL OR INTEREST. The Borrower fails to pay the principal hereof or interest thereon when due on this Debenture, whether at maturity, upon mandatory prepayment pursuant to Section 1.6, upon acceleration or otherwise;

         3.2 CONVERSION AND THE SHARES. The Borrower (a) fails to issue shares of Common Stock to the Holder (or announces or states in writing that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture (for a period of at least sixty (60) days, if such failure is solely as a result of the circumstances governed by Section 1.3 and the Borrower is using its best efforts to authorize a sufficient number of shares of Common Stock as soon as practicable), (b) fails to transfer or cause its transfer agent to transfer (electronically or in certificated form) any certificate for shares of Common Stock issued to the Holder upon conversion of this Debenture as and when required by this Debenture or the Registration Rights Agreement, or (c) fails to remove any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon conversion of this Debenture as and when required by this Debenture, the Purchase Agreement or the Registration Rights Agreement (or makes any announcement or written statement that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any announcement or written statement not to honor its obligations shall not be rescinded in writing) for ten (10) days after the Borrower shall have been notified thereof in writing by the Holder;

         3.3 FAILURE TO EFFECT REGISTRATION. The Borrower fails to obtain effectiveness with the Securities and Exchange Commission prior to July 31, 2000 of the Registration Statement(s) (as defined in the Registration Rights Agreement) required to be filed pursuant to Section 2(a) of the

Registration Rights Agreement, or fails to obtain the effectiveness of any additional Registration Statement (required to be filed pursuant to Section 3(b) of the Registration Rights Agreement) within 60 days after the Registration Trigger Date (as defined in the Registration Rights Agreement), or any such Registration Statement, after its initial effectiveness and during the Registration Period (as defined in the Registration Rights Agreement), lapses in effect or sales of all of the Registrable Securities (as defined in the Registration Rights Agreement) cannot otherwise be made thereunder (whether by reason of the Borrower's failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement, the Borrower's failure to file and obtain effectiveness with the SEC of an additional Registration Statement required pursuant to Section 3(b) of the Registration Rights Agreement or otherwise) for more than twenty (20) consecutive days or sixty (60) days in any twelve month period after such Registration Statement becomes effective;

         3.4 BREACH OF COVENANTS. The Borrower breaches any material covenant or other material term or condition contained in Article II hereof or in Sections 1.3, 1.5 or 1.6 of this Debenture, or Sections 4(c), 4(d), 4(e), 4(h), 4(i), 4(j) or 5 of the Purchase Agreement and such breach continues for a period of ten (10) business days after written notice thereof to the Borrower from the Holder;

         3.5 BREACH OF REPRESENTATIONS AND WARRANTIES. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto (including, without limitation, pursuant to the Purchase Agreement and the Registration Rights Agreement), shall be false or misleading in any material respect when made and the breach of which has a material adverse effect on the rights of the Holder with respect to this Debenture, the Purchase Agreement or the Registration Rights Agreement;

         3.6 RECEIVER OR TRUSTEE. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed;

         3.7 JUDGMENTS. Any money judgment, writ or similar process shall be entered or filed by a court against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than $1,000,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld;

         3.8 BANKRUPTCY. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any "significant subsidiary" (as defined in Rule 1-02(w) of Regulation S-X promulgated under the 1933 Act) of the Borrower;

         3.9 DELISTING OF COMMON STOCK. The Borrower shall fail to maintain the listing of the Common Stock on at least one of the NNM, the Nasdaq SmallCap, the NYSE, or the AMEX; or

\

         3.10 DEFAULT UNDER OTHER DEBENTURES. An Event of Default has occurred and is continuing under any of the other Debentures issued pursuant to the Purchase Agreement.

then, upon the occurrence and during the continuation of any Event of Default specified in Section 3.1, 3.2, 3.3, 3.4, 3.5, 3.7, 3.9, or 3.10, at the option of the Holders of a majority of the aggregate principal amount of the outstanding Debentures issued pursuant to the Purchase Agreement exercisable through the delivery of written notice to the Borrower by such Holders (the "DEFAULT NOTICE"), and upon the occurrence of an Event of Default specified in
Section 3.6 or 3.8, the Debentures shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the greater of (i) 115% TIMES the SUM of (w) the then outstanding principal amount of this Debenture, PLUS (x) all accrued and unpaid interest thereon for the period beginning on the Issue Date and ending on the date of payment of the Default Amount (the "MANDATORY PREPAYMENT DATE"), plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and/or (x), PLUS (z) any amounts owed to the Holder pursuant to Sections 1.3 and 1.4(e) hereof or pursuant to Section 2(b) of the Registration Rights Agreement (the then outstanding principal amount of this Debenture to the date of payment PLUS the amounts referred to in clauses (x), (y) and (z) shall collectively be known as the "DEFAULT SUM"), or (ii) the "parity value" of the Default Sum to be prepaid, where parity value means (a) the highest number of shares of Common Stock issuable upon conversion of such Default Sum in accordance with Article I (without giving any effect to any limitation on conversion of the Debenture contained herein,) MULTIPLIED BY (b) the highest Closing Price (as defined below) for the Common Stock during the period beginning on the date of first occurrence of the Event of Default and ending one day prior to the Mandatory Prepayment Date (the greater of such amounts being referred to herein as the "DEFAULT AMOUNT"). The Default Amount, together with all other amounts payable hereunder, shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity. "CLOSING PRICE," as of any date, means the last sale price of the Common Stock on the NNM as reported by Bloomberg or, if the NNM is not the principal trading market for such security, the last sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last sale price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last sale price of such security is available in the over-the-counter market on the electronic bulletin board for such security or in any of the foregoing manners, the average of the bid prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Price cannot be calculated for such security on such date in the manner provided above, the Closing Price shall be the fair market value as mutually determined by the Borrower and the Holder.

         If the Borrower fails to pay the Default Amount within five (5) business days of written notice that such amount is due and payable, then the Holder shall have the right at any time, so long as the Borrower remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Borrower, upon written notice, to immediately issue, in lieu of the

Default Amount, the number of shares of Common Stock of the Borrower equal to the Default Amount divided by the Conversion Price then in effect.


                         ARTICLE IV. OPTIONAL REDEMPTION

         So long as for at all times during the period beginning thirty (30) Trading Days prior to the date of the Optional Redemption Notice (as defined below) and ending on the Optional Redemption Date (as defined below) (i) all of the shares of Common Stock issuable upon conversion of the Debentures are then
(x) authorized and reserved for issuance, (y) registered for resale under the 1933 Act by the Holders of the Debentures and sales of such shares may be made thereunder (or such shares may otherwise be resold publicly without restriction) and (z) eligible to be traded on the NNM, the Nasdaq SmallCap, the NYSE or the AMEX and (ii) no Event of Default or Trading Market Redemption Event shall have occurred and be continuing, then the Borrower shall have the right on or prior to 5:00 p.m., New York City time, on each of the one-year anniversary of the Issue Date and the two-year anniversary of the Issue Date, to deliver written notice to the holders of the Debentures (which notice may only be sent to the holders of the Debentures (A) if, on the one-year anniversary of the Issue Date, the First Adjusted Conversion Price is less than the Initial Conversion Price or if, on the two-year anniversary of the Issue Date, the Second Adjusted Conversion Price is less than the Conversion Price then in effect and (B) if, in each such case, the Conversion Price would otherwise be adjusted pursuant to
Section 1.2(b) or (c) hereof, as applicable) of its intention to redeem all of the outstanding Debentures in accordance with this Article IV. Any notice (the "OPTIONAL REDEMPTION NOTICE") of redemption hereunder (an "OPTIONAL REDEMPTION") shall be delivered to the holders of the Debentures at their registered addresses appearing on the books and records of the Borrower and shall state (1) that the Borrower is exercising its right to redeem all of the outstanding Debentures issued and (2) the date of redemption (the "OPTIONAL REDEMPTION DATE"), which date shall be twenty (20) Trading Days after the date of delivery of the Optional Redemption Notice. On the Optional Redemption Date, the Borrower shall make payment of the Optional Redemption Amount (as defined below) to or upon the order of the holders as specified by the holders in writing to the Borrower at least one (1) business day prior to the Optional Redemption Date. If the Borrower exercises its right to redeem the Debentures, the Borrower shall make payment to the holders of an amount in cash (the "OPTIONAL REDEMPTION AMOUNT") equal to (a) the then outstanding principal amount of the Debentures, PLUS (b) all accrued and unpaid interest thereon for the period beginning on the Issue Date and ending on the Optional Redemption Date, PLUS (c) Default Interest, if any, on the amounts referred to in clauses (a) and/or (b), PLUS (d) all Conversion Default Payments, Delivery Default Payments and any other amounts owed to such holder pursuant to Section 2(c) of the Registration Rights Agreement. Notwithstanding notice of an Optional Redemption, the holders shall at all times prior to the Optional Redemption Date maintain the right to convert all or any portion of the Debentures at the Conversion Price in effect prior to the delivery of such Optional Redemption Notice (as the same may be adjusted pursuant to Section 1.5) in accordance with Article I and any portion of the Debentures so converted after receipt of an Optional Redemption Notice and prior to the Optional Redemption Date set forth in such notice and payment of the aggregate Optional Redemption Amount shall be deducted from the Debentures which are otherwise subject to redemption pursuant to such notice. If the Borrower delivers an Optional Redemption Notice and fails to pay the Optional Redemption Amount due to the holders of the Debentures within two (2) business days following the Optional Redemption Date, the Borrower shall forever forfeit its right to redeem the Debentures pursuant to this Article IV.


                            ARTICLE V. MISCELLANEOUS

         5.1 FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         5.2 NOTICES. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission) or sent by courier or three (3) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address of the Holder shall be as shown on the records of the Borrower; and the address of the Borrower shall be 1311 Mamaroneck Avenue, White Plains, New York 10605, facsimile number (914) 682-4440. Both the Holder and the Borrower may change the address for service by service of written notice to the other as herein provided.

         5.3 AMENDMENTS. Except as otherwise expressly provided herein, this Debenture and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term "Debenture" and all reference thereto, as used throughout this instrument, shall mean this instrument (and the other Debentures issued pursuant to the Purchase Agreement) as originally executed, or if later amended or supplemented, then as so amended or supplemented.

         5.4 ASSIGNABILITY. This Debenture shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns.

         5.5 COST OF COLLECTION. If default is made in the payment of this Debenture, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys' fees.

         5.6 GOVERNING LAW. This Debenture shall be governed by the internal laws of the State of Delaware, without regard to the principles of conflict of laws.

         5.7 CERTAIN AMOUNTS. Whenever pursuant to this Debenture the Borrower is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, the Borrower and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Debenture may be difficult to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty and is intended to compensate the

Holder in part for loss of the opportunity to convert this Debenture and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Debenture at a price in excess of the price paid for such shares pursuant to this Debenture. The Borrower and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Debenture into shares of Common Stock.

         5.8 ALLOCATIONS OF MAXIMUM SHARE AMOUNT AND RESERVED AMOUNT. The Maximum Share Amount and Reserved Amount shall be allocated pro rata among the holders of Debentures based on the principal amount of such Debentures issued to each Holder. Each increase to the Maximum Share Amount and Reserved Amount shall be allocated pro rata among the holders of Debentures based on the principal amount of such Debentures held by each Holder at the time of the increase in the Maximum Share Amount or Reserved Amount. In the event a Holder shall sell or otherwise transfer any of such Holder's Debentures, each transferee shall be allocated a pro rata portion of such transferor's Maximum Share Amount and Reserved Amount. Any portion of the Maximum Share Amount or Reserved Amount which remains allocated to any person or entity which does not hold any Debentures shall be allocated to the remaining Holders of Debentures, pro rata based on the principal amount of such Debentures then held by such Holders.

         5.9 DAMAGES SHARES. The shares of Common Stock that may be issuable to the Holder pursuant to Sections 1.3 and 1.4(e) hereof and pursuant to Section 2(c) of the Registration Rights Agreement ("DAMAGES SHARES") shall be treated as Common Stock issuable upon conversion of this Debenture for all purposes hereof and shall be subject to all of the limitations and afforded all of the rights of the other shares of Common Stock issuable hereunder, including without limitation, the right to be included in the Registration Statement filed pursuant to the Registration Rights Agreement. For purposes of calculating interest payable on the outstanding principal amount hereof, except as otherwise provided herein, amounts convertible into Damages Shares ("DAMAGES AMOUNTS") shall not bear interest but must be converted prior to the conversion of any outstanding principal amount hereof, until the outstanding Damages Amounts is zero.

         5.10 DENOMINATIONS. At the request of the Holder, upon surrender of this Debenture, the Borrower shall promptly issue new Debentures in the aggregate outstanding principal amount hereof, in the form hereof, in such denominations as the Holder shall request.

         5.11 PURCHASE AGREEMENT. By its acceptance of this Debenture, each Holder agrees to be bound by the applicable terms of the Purchase Agreement.

         5.12 NOTICE OF CORPORATE EVENTS. Except as otherwise provided in this Debenture, the Holder of this Debenture shall have no rights as a Holder of Common Stock unless and only to the extent that it converts this Debenture into Common Stock. The Borrower shall provide the Holder with prior notification of any meeting of the Borrower's shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by the Borrower of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Borrower or any proposed liquidation, dissolution or winding up of the Borrower, the Borrower shall mail a notice to the Holder, at least twenty (20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time. The Borrower shall make a public announcement of any event requiring notification to the Holder hereunder substantially simultaneously with the notification to the Holder in accordance with the terms of this Section 5.12.

         5.13 REMEDIES. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Debenture will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Debenture, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, to an injunction or injunctions restraining, preventing or curing any breach of this Debenture and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.







                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Borrower has caused this Debenture to be signed in its name by its duly authorized officer this day of March 10, 2000.


                                    LEARN2.COM, INC.



                                    By:
                                           -------------------------------------
                                           Stephen P. Gott
                                           President and Chief Executive Officer

                                                                       EXHIBIT A

                              NOTICE OF CONVERSION

                    (To be Executed by the Registered Holder
                       in order to Convert the Debentures)


         The undersigned hereby irrevocably elects to convert $__________ principal amount of the Debenture (defined below) into shares of common stock, par value $0.01 per share ("Common Stock"), of Learn2.com, Inc., a Delaware corporation (the "BORROWER") according to the conditions of the convertible debentures of the Borrower dated as of March 10, 2000 (the "DEBENTURES"), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

         The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DWAC TRANSFER").

         Name of DTC Prime Broker:______________________________
         Account Number:________________________________________

/_/ In lieu of receiving shares of Common Stock issuable pursuant to this Notice of Conversion by way of a DWAC Transfer, the undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth above (which numbers are based on the Holder's calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

         Name:__________________________________________________

         Address:_______________________________________________
                 _______________________________________________

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Debentures shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the "ACT"), or pursuant to an exemption from registration under the Act.

                  Date of Conversion:_______________________________
                  Applicable Conversion Price:______________________
                  Number of Shares of Common
                  Stock to be Issued Pursuant to (i)
                  Conversion of the Debentures:_____________________

               (ii) Conversion of Conversion Default Payments, Delivery Default Payments and/or payments pursuant to Section 2(c) of the Registration Rights Agreement: _________________________________
               Signature:_______________________________________________________
               Name:____________________________________________________________
               Address:_________________________________________________________

               Subject to Section 1.4(b) of the Debenture(s), the Borrower is not required to issue shares of Common Stock until the original Debenture(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Borrower or its Transfer Agent. The Borrower shall issue and deliver shares of Common Stock to an overnight courier not later than two business days following receipt of the original Debenture(s) to be converted, and shall make payments pursuant to the Debentures for the number of business days such issuance and delivery is late.

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